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                                                                    Exhibit 4.13


                                 TRUST AGREEMENT
                                       OF
                               CSX CAPITAL TRUST I



       THIS TRUST AGREEMENT is made as of May 1, 2001 (this "Trust Agreement"), by and between CSX Corporation, a Virginia corporation, as sponsor (the "Sponsor"), and Chase Manhattan Bank USA, National Association, a national banking association (the "Trustee"). The Sponsor and the Trustee hereby agree as follows:

       1. The trust created hereby shall be known as "CSX Capital Trust I" (the "Trust") in which name the Trustee or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

       2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of ten dollars ($10.00). Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

       3. The Sponsor and the Trustee will enter into an amended and restated Trust Agreement or Declaration satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement or Declaration, the Trustee shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

       4. The Sponsor, as the agent of the Trust, is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in each case on behalf of the Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto and any related registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration under the 1933 Act of the Preferred Securities of the Trust and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended;
(ii) if and at such time as determined by the Sponsor, to file with the
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New York Stock Exchange or any other exchange or the National Association of
Securities Dealers (each, an "Exchange"), and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities of the Trust to be listed on any of the Exchanges; (iii) to negotiate, execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Preferred Securities of the Trust; and (iv) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the Preferred Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable.

       5. (a) The Trustee (the "Fiduciary Indemnified Person") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Sponsor any holder of the Trust securities (the Trust, the Sponsor and any holder of the Trust securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Person in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Person reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Person by this Agreement or by law, except that the Fiduciary Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

          (b) The Fiduciary Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Person reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust securities might properly be paid.

       6. The Sponsor agrees to the fullest extent permitted by applicable law,

          (a) to indemnify and hold harmless the Fiduciary Indemnified Person, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Person by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Person reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Person by this Trust Agreement, except that the Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions; and

          (b) to advance expenses (including legal fees) incurred by the Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt

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by the Trust of an undertaking by or on behalf of the Fiduciary Indemnified
Person to repay such amount if it shall be determined that the Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

       7. The provisions of Section 6 shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Person.

       8. The Trust may be terminated without issuing any Trust securities at the election of the Sponsor.

       9. This Trust Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       10. The number of trustees of the Trust initially shall be one and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

       11. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

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       IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.


                       CSX CORPORATION,
                         as Sponsor


                       By: /s/ David H. Baggs
                           -----------------------------------------------
                           Name: David H. Baggs
                           Title: Assistant Vice President - Corporate Treasury


                       CHASE MANHATTAN BANK USA,
                       NATIONAL ASSOCIATION
                       not in its individual capacity but
                       solely as trustee of the Trust


                       By: /s/ John J. Cashin
                           -----------------------------------------------
                              Name: John J. Cashin
                              Title: Vice President


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